UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2023

 UNIQUE FABRICATING, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Standard Parkway
Auburn Hills,	Michigan	48326
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (248) 853-2333
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.001 per share	UFAB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
Accommodation Agreement
On May 22, 2023, Unique Fabricating, Inc. and its subsidiaries (the “Supplier” or the “Company”) entered into an Accommodation Agreement with General Motors LLC, FCA US LLC, FCA Mexica, S.A. de CV and FCA Canada Inc. and Yanfeng Automotive Interior Systems Co., three of its principal customers (the “Customers”) and Citizens Bank, National Association, in its capacity as the Agent for the financial institutions (the “Lenders” and together with the Agent, (the “Lending Group”)) party to the Amended and Restated Credit Agreement dated November 18, 2018, as amended, including by the Forbearance Agreement described herein (the “Credit Agreement”). Pursuant to and subject to the terms of the Accommodation Agreement, the Customers agreed to provide certain financial and other accommodations to the Supplier and the Lending Group to support on-going operations of and a sale or restructuring process by Supplier.
The Accommodation Agreement will continue until the date that is the earliest of certain events including: (a) the closing of a sale of the Company to a qualified buyer, but only with respect to the Supplier location(s) that are covered by any such transaction; (b) solely as to a Customer exercising its right to terminate the term of the agreement due to the occurrence of an event of default; or (c) October 31, 2023.
The Accommodation Agreement provides for specified price increases to be paid by Customers during the term or other funding to be provided by Customers to the Company through the purchase by Customers of a junior tranche of debt to be established under the Credit Agreement of up to $15 million in the aggregate. Customers also agreed not to exercise certain rights of set off, recoupment, deduction or defense and not to resource production of component parts to other suppliers during the term. The agreement further requires that, within five business days of its execution, Supplier obtain commitments (i) from its seven largest customers (other than Customers) to provide to Supplier economic benefits equal to or greater to those arising under the Accommodation Agreement and (ii) from the remainder of Supplier’s customers to provide Supplier with economic benefits to support its business during the term of the Accommodation Agreement.
The Accommodation Agreement requires Supplier to conduct its operations and business in accordance with an agreed upon budget. The agreement also requires that Supplier commence a process for the sale of its business to a qualified buyer, in accordance with fixed milestones which contemplates completion of the sale process by no later than October 31, 2023. The agreement also requires that the Supplier deliver to each Customer and Agent a restructuring plan within 30 days, appoint a chief restructuring consultant and engage an investment banker.
The Accommodation Agreement contains further provisions to the benefit of the Customers in the event the agreement terminates without a sale or restructuring.
This summary of the Accommodation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Accommodation Agreement to be filed by amendment as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Forbearance Agreement
On May 22, 2023, Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc. and their parent, Unique Fabricating, Inc. (the “Company”) and their subsidiaries entered into a Forbearance Agreement with respect to the Credit Agreement. The Company has defaulted under the terms and conditions of the Credit Agreement (1) by not paying the outstanding amount of the Loans on the Repayment Date, February 17, 2023, (2) by not paying the quarterly payment due on March 31, 2023, (3) by not timely providing financial statements in violation of the Credit Agreement and (4) by providing inaccurate financial statements for November 2022 (the “Third Specified Events of Default”).
The Lending Group agreed to forbear from exercising their rights to collect payment of the indebtedness until October 31, 2023, subject to earlier termination in certain events or the termination of the Accommodation Agreement, as described above. The Forbearance Agreement is conditioned on, among other things, the Customers entering into the Accommodation Agreement and payment to the Lenders by the Company of the principal reduction payment that was due March 31, 2023 in the amount of $1,228,125, interest that has been invoiced and is overdue, and attorney and advisor fees of the Lenders, all of which have been paid. The Forbearance Agreement creates a Junior Tranche of the revolving line of credit under the Credit Agreement in the amount of up to $15,010,000 to be funded by the sale of junior participation interests in the revolving line of credit to certain customers that are parties to the Accommodation Agreement.
The Forbearance Agreement provides that during the Forbearance Period, the Agent and Lenders will accept fifty percent of the quarterly amortizing loan payments due on June 30, 2023 and September 30, 2023, to be paid in monthly installments. The balance of the payments are deferred until the earlier of a Forbearance Termination Event, as defined, the Maturity Date or repayment of the loans. The agreement also increases the advance rates for Accounts Receivable, Eligible Inventory (raw materials) and Eligible Inventory (finished Goods).

The agreement requires that the Company engage a Chief Restructuring Consultant and appoint an Investment Banker. The Company is required to commence a going concern assets sale in one or more transactions to qualified buyers, as defined, in accordance with a specified schedule with the closing to occur no later than October 31, 2023.
This summary of the Forbearance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Forbearance Agreement to be filed by amendment as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Exhibits.
(d) Exhibits. The following exhibits are filed herewith:
EXHIBIT INDEX

Exhibit No.	Description

10.1(1)	Accommodation Agreement, dated May 22, 2023, among General Motors LLC, for itself and on behalf of its subsidiaries and affiliates, FCA US LLC, on behalf of itself and the final vehicle assembly entities FCA Mexico, S.A. de CV and FCA Canada Inc.; Yanfeng Automotive Interior Systems Co., for itself and on behalf of its subsidiaries and affiliates, Unique Fabricating, Inc., a Delaware corporation, Unique-Intasco Canada, Inc. a British Columbia corporation, Unique Fabricating NA, Inc., a Delaware corporation, Unique-Chardan, Inc., a Delaware corporation, Unique Molded Foam Technologies, Inc., a Delaware corporation, Unique Prescotech, Inc., a Delaware corporation, Unique Fabricating Realty, LLC, a Michigan limited liability company, Unique Fabricating South, Inc., a Michigan corporation, and Unique Fabricating de Mexico, S.A. de C.V., corporation with variable capital, duly incorporated pursuant to the laws of Mexico, and Citizens Bank, National Association, a national banking association, in its capacity as agent, for itself and the other financial institutions party to the Loan Documents (as defined) from time to time as lenders.
10.2(1)	Forbearance Agreement, dated May 22, 2023, by and between Unique Fabricating NA, Inc., a Delaware corporation, and Unique-Intasco Canada, Inc., a corporation organized under the laws of the province of British Columbia, the Borrowers, Unique Fabricating, Inc., a Delaware corporation, Unique-Chardan, Inc., a Delaware corporation, Unique Molded Foam Technologies, Inc., a Delaware corporation, Unique Prescotech, Inc., a Delaware corporation, Unique Fabricating Realty, LLC, a Michigan limited liability company, Unique Fabricating South, Inc., a Michigan corporation and Unique-Intasco USA, Inc., a Michigan corporation, each a Guarantor and collectively, the Guaranators, the financial institutions signatory thereto (individually a “Lender,” and collectively the “Lenders”), Citizens Bank, National Association, a national banking association, as Agent for the Lenders (in such capacity, the Agent).
99.1	Unique Fabricating, Inc. press release dated May 23, 2023
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded with the Inline XBRL document).
__________________________
(1) To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Date: May 26, 2023	By:	/s/ Brian P. Loftus
Brian P. Loftus
Chief Financial Officer